Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2026 relating to the financial statements of Avadel Pharmaceuticals plc appearing in the Current Report on Form 8-K/A of Alkermes plc filed on May 1, 2026.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
July 28, 2026